UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 18, 2012

CELLDEX THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-15006	13-3191702
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer ID Number)

119 Fourth Avenue Needham, Massachusetts	02494
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (781) 433-0771

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02(e).         Compensatory Arrangements of Certain Officers.

On December 18, 2012, Celldex Therapeutics, Inc. (the “Company”) entered into new employment agreements with the following executive officers: Anthony S. Marucci, President and Chief Executive Officer; Avery W. Catlin, Senior Vice President, Chief Financial Officer and Secretary; Thomas Davis, MD, Senior Vice President and Chief Medical Officer; Tibor Keler, Ph.D., Senior Vice President and Chief Scientific Officer and Ronald A. Pepin, Ph.D., Senior Vice President and Chief Business Officer.   Each of these employment agreements is effective January 1, 2013.

The employment agreements between the Company and Messrs. Marucci, Catlin, Davis, Keler and Pepin provide, among other things, for: (i) an annual base salary ($484,855 in the case of Mr. Marucci, $303,187  in the case of Mr. Catlin, $383,649 in the case of Mr. Davis, $362,053 in the case of Mr. Keler and $307,500 in the case of Mr. Pepin); (ii) eligibility for an annual bonus with a defined bonus target (55% of base salary in the case of Mr. Marucci, 35% of base salary in the case of Mr. Catlin, 35% of base salary in the case of Mr. Davis, 40% of base salary in the case of Mr. Keler and 30% of base salary in the case of Mr. Pepin); (iii) a lump sum severance payment equal to 100% (200% in the case of Mr. Marucci only) of the executive’s then-existing annual base salary in the event that his employment is terminated without cause or he resigns “for good reason” (as defined in the employment agreement); and (iv) accelerated vesting of any unvested equity awards (as defined in the employment agreement) and a lump sum cash payment equal to twenty-four (24) times the executive’s highest monthly base compensation (not including bonus) during the twenty-four month period preceding the date of termination plus 150% (200% in the case of Mr. Marucci only) of the highest one-year annual bonus actually received by the executive during the two full fiscal years preceding the date of termination in the event of termination without cause or resignation “for good reason” by the executive within one year immediately following a change in control (as defined in the employment agreement).

The employment agreements have an initial term through December 31, 2015 and shall automatically renew for additional one year terms unless either party gives ninety (90) days prior written notice of its intent not to renew.  The Company may terminate the employment agreements without cause, on 90-days’ prior notice, or for cause, subject to a 30-day cure period in certain circumstances.

The foregoing description of the employment agreements with Messrs. Marucci, Catlin, Davis, Keler and Pepin is intended to be a summary and is qualified in its entirety by reference to such documents, which are attached as Exhibits10.1, 10.2, 10.3, 10.4 and 10.5, and which are incorporated by reference herein.

Item 9.01.             Financial Statements and Exhibits

Exhibit	Description
10.1	Employment Agreement, dated as of January 1, 2013, by and between Celldex Therapeutics, Inc. and Anthony S. Marucci
10.2	Employment Agreement, dated as of January 1, 2013, by and between Celldex Therapeutics, Inc. and Avery W. Catlin
10.3	Employment Agreement, dated as of January 1, 2013, by and between Celldex Therapeutics, Inc. and Thomas Davis, MD
10.4	Employment Agreement, dated as of January 1, 2013, by and between Celldex Therapeutics, Inc. and Tibor Keler, Ph.D.
10.5	Employment Agreement, dated as of January 1, 2013, by and between Celldex Therapeutics, Inc. and Ronald A. Pepin, Ph.D.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CELLDEX THERAPEUTICS, INC.

Date: December 21, 2012	/s/ Avery W. Catlin
Avery W. Catlin, Senior Vice President and Chief Financial Officer

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